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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-83768 of Boyd Bros. Transportation Inc. on Form S-8 of our report dated February 13, 1998, appearing in this Annual Report on Form 10-K of Boyd Bros. Transportation Inc. for the year ended December 31, 1997.



/s/ Deloitte & Touche LLP


Birmingham, Alabama
March 30, 1998